SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2020

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 10, 2020, Community First Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, Newton Federal Bank, completed their acquisition of ABB Financial Group, Inc. (“ABB”) and its wholly owned subsidiary, Affinity Bank.  The acquisition was consummated in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 19, 2019, by and between the Company, ABB and Community Interim Corporation, which had been formed to facilitate the acquisition.

At the effective time of the acquisition, each outstanding share of ABB common stock was converted into the right to receive $7.50 in cash.  Including consideration received by holders of options to purchase ABB common stock, the aggregate consideration paid in the transaction was approximately $40.3 million.  In addition, $5.9 million of preferred stock that had been issued by ABB has been redeemed, and $1.4 million of trust preferred securities issued by a subsidiary of ABB have been acquired by the Company and canceled.  All accrued but unpaid dividends and interest have been paid on the preferred stock and trust preferred securities.

The preceding is qualified in its entirety by reference to the Merger Agreement and a press release, which are attached as Exhibits 2.1 and 99.1 to this Current Report, respectively, and are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the completion of the acquisition, Edward J. Cooney was appointed Chief Executive Officer and a Director of the Company and Newton Federal Bank.  Mr. Cooney, age 51, was the President of ABB and Affinity Bank beginning in 2005 and also the Chief Executive Officer of ABB and Affinity Bank beginning in 2012.  Mr. Cooney replaces Johnny S. Smith as Chief Executive Officer of the Company and Newton Federal Bank; Mr. Smith remains the President of these entities.

Mr. Cooney has entered into an employment agreement with the Company and Newton Federal Bank, which became effective upon the closing of the acquisition.  The employment agreement has an initial terms of three years. Each year, the boards of directors of the Company and Newton Federal Bank may renew the term of the employment agreement for another year so that it again has a three-year term.  If the Company or Newton Federal Bank enter into a transaction that would constitute a “change in control” under the agreements, the term of the agreement will automatically extend to three years from the effective date of the change in control.

Under the employment agreement, the initial annual base salary for Mr. Cooney is $320,000.  Mr. Cooney’s base salary will be reviewed at least annually to determine whether an increase is appropriate.  In addition to base salary, Mr. Cooney is entitled to participate in bonus and incentive programs and benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred.  Mr. Cooney will also be provided with an automobile.

Under the employment agreement, if the Company or Newton Federal Bank terminates Mr. Cooney’s employment for “cause,” as that term is defined in the employment agreement, Mr. Cooney will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued through the date of the termination.  If the Company or Newton Federal Bank terminates Mr. Cooney’s employment without cause or if he terminates employment for “good reason,” as that term is defined in the employment agreement, the Company or Newton Federal Bank will pay Mr. Cooney an amount equal to the greater of (i) the base salary or (ii) the average monthly compensation (as defined in the agreement) that would be due to him for the remaining term of the agreement.  The payment will be made in a lump sum within five days of the termination.  If the termination of employment occurs during the term of the employment agreement but following a change in control, Mr. Cooney will receive a payment equal to three times the average base salary, bonus and profit sharing contributions paid or provided as measured over the preceding three full fiscal years prior to the change in control (or the average annualized base salary and bonus paid to the executive for such shorter period as the executive has been employed), but not less than Mr. Cooney’s current base salary annualized plus bonus and profit sharing paid in the prior calendar year immediately preceding such change in control.

The employment agreement also contains certain post-employment obligations (non-competition and non-solicitation) that may apply for 24 months following a termination of employment depending on the nature of the termination.

A copy of the employment agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

In connection with the acquisition, Newton Federal Bank has assumed the obligations of the Supplemental Executive Retirement Plan, dated January 2, 2019, between Affinity Bank and Mr. Cooney (the “SERP”). Under the SERP, Mr. Cooney, upon separating from service is entitled to a monthly benefit equal to $8,333.33.  The normal retirement benefit would commence on the first day of the second month following the later of (i) his normal retirement age (age 65) or (ii) his separation from service.  The benefit is payable monthly and continues for Mr. Cooney’s lifetime (with a guarantee of 180 monthly payments).  If Mr. Cooney dies while in service or prior to benefit payments commencing under the SERP, his beneficiary will receive a lump sum benefit equal to the present value of his normal retirement benefit (assuming a payment stream of 180 monthly payments).  If Mr. Cooney dies after benefit payments commence under the SERP, but prior to receiving 180 monthly payments, his beneficiary will receive a lump sum payment equal to the present value of the remaining payments that would have been made had Mr. Cooney received 180 payments.  Mr. Cooney fully vested in the benefits provided under the SERP as a result of the change in control of Affinity Bank.  A copy of the SERP will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Mr. Cooney is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On January 7, 2020, the Boards of Directors of the Company and the Bank appointed Gregory J. Proffitt President of the Company and the Bank, effective upon the retirement of current President Johnny S. Smith.  Mr. Proffitt, age 51, was appointed Newton Federal Bank’s Executive Vice President and Chief Operations Officer in February 2016.  Mr. Proffitt has been employed with Newton Federal Bank since 2005, serving as Senior Vice President and Chief Operations Officer beginning in November 2013 and as Controller and Compliance Officer.

For information with respect to a home mortgage loan made to Mr. Proffitt by Newton Federal Bank, which loan requires disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K, please see the Company’s definitive proxy statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on January 30, 2019.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2020, the Board of Directors of the Company amended the Company’s Bylaws. Specifically, Article III, Section 2 of the Company’s Bylaws was amended to increase the number of directors comprising the Board of Directors from seven to eight, effective upon the completion of the acquisition, reflecting the addition of Edward J. Cooney as a director.

The text of the amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01.   Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired
Financial statements are required by this Item will be filed by amendment to this Current Report no later than March 27, 2020.
(b) Pro Forma Financial Information
Pro forma financial information required by this Item will be filed by amendment to this Current Report no later than March 27, 2020.
(c) Not applicable

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger by and between Community First Bancshares, Inc., Community Interim Corporation and ABB Financial Group, Inc., dated as of August 19, 2019 (incorporated by reference to Exhibit 2.1 to the Current Report of Community First Bancshares, Inc. filed with the Securities and Exchange Commission on August 23, 2019 (Commission File No. 001-38074)) (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

3.2	Text of amendment to Community First Bancshares, Inc. Bylaws

99.1	Press Release dated January 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: January 13, 2020	By:	/s/ Tessa M. Nolan
Tessa M. Nolan
Senior Vice President and Chief Financial Officer